UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 19, 2009

WAVE URANIUM HOLDING
 (Exact name of registrant as specified in charter)

Nevada	000-52854	71-1026782
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive
Suite 228
Las Vegas, NV  89109
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 919-1932

Copies to:
Marc J. Ross, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02    Unregistered Sales of Equity Securities

On March 19, 2009, Wave Uranium Holding (the “Company”) issued and sold to accredited investors (the “Investors”) promissory notes in the aggregate principal amount of $40,000 (the “Notes”). The Notes mature six months from the date of issuance and bear interest at 10% per annum, due upon maturity. The Notes are secured by a security interest in all of the Company’s assets pursuant to the security agreement, dated March 20, 2008, among the Company and the Investors. The Notes are convertible into shares of the Company’s common stock at a conversion price of $0.10 per share. The Company also agreed to exchange outstanding warrants to purchase an aggregate of 20,833 shares of common stock held by the Investors for an aggregate of 16,668 shares of common stock.

The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.   The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 19, 2009, Cady Johnson resigned as President, Chief Executive Officer and Director of the Company.

On March 20, 2009, Christopher LeClerc, 34, was appointed President and Chief Executive Officer of the Company. Mr. LeClerc has been the Company’s Chief Financial Officer since June 2007 and a Director of the Company since December 2007.

Mr. LeClerc has also has been the President, Chief Financial Officer and Director of Liska Biometry, Inc. since June 2006. Prior to his employment with Liska biometry, Mr. LeClerc was employed by Andover Brokerage LLC (commencing May 2001), where he was responsible for a 12-member proprietary trading desk specializing in a wide range of investment strategies. Mr. LeClerc also worked at Mercer Partners L.P. (commencing February 1999). Mercer Partners L.P. is a New York-based investment bank and securities underwriter. Mr. LeClerc was a Director of Business Development and Head of OTC trading at Mercer Partners L.P. Previously, he has served as financial consultant and equities trader for Merrill Lynch, M.H. Meyerson and ETG LLC.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
4.1	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE URANIUM HOLDING
Date: March 24, 2009
By: /s/ Christopher J. LeClerc
Name: Christopher J. LeClerc
Title: Chief Executive Officer